   As filed with the Securities and Exchange Commission on March 10, 1999
                                                  REGISTRATION NO. 333-________
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                             ----------------------

                                    Form S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                             ----------------------

                          The Colonial BancGroup, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                                     63-0661573
(State of Incorporation)                   (I.R.S. Employer Identification No.)

       One Commerce Street, Suite 800
       Montgomery, Alabama 36104                   (334) 240-5000
(Address of principal executive offices)           (Telephone No.)


                    Nonqualified Stock Option Agreement and
                      Nonqualified Stock Option Agreement
                             (Full title of plans)

                                        Copies to:
     William A. McCrary                 Willard H. Henson
     Vice President and                 Miller, Hamilton, Snider & Odom, L.L.C.
         Legal Counsel                  One Commerce Street, Suite 305
       Post Office Box 1108             Montgomery, Alabama 36104
     Montgomery, Alabama 36101
(Name and address of agent for service)

                        CALCULATION OF REGISTRATION FEE


======================================================================================================================
Title of Securities to be   Amount to be Registered   Prop. Max. Offering Price   Prop. Max. Aggregate   Amount of Fee
Registered                                            Per Unit                    Offering Price
----------------------------------------------------------------------------------------------------------------------

Common Stock,                     64,000              $7.585 (1)                  $485,440 (1)           $134.95
par value $2.50 per
share
======================================================================================================================


(1) PURSUANT TO RULE 457(h)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE AND THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE ARE ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE
REGISTRATION FEE.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement. All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed, i.e., the Annual Report on Form 10-K for the fiscal year ending December 31, 1998.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's documents referred to in (a) above, i.e., the Current Report on Form 8-K dated January 19, 1999.

         (c) The description of the Common Stock contained in the registrant's Form 8-A dated November 22, 1994, effective February 22, 1995.

     ITEM 8.  EXHIBITS.


     Exhibit No.                                Description

      5.1                           Opinion of Miller, Hamilton, Snider &
                                    Odom, L.L.C. as to certain issues
                                    regarding the securities being
                                    registered.

     10.1 Nonqualified Stock Option Agreement by and between the Registrant and Richard Garner, dated February 13, 1998.


     10.2 Nonqualified Stock Option Agreement by and between the Registrant and Joel
                                    Whittenhall, dated February 12, 1998.

     23.1                           Consent of PricewaterhouseCoopers LLP

     23.2                           Consent of Miller, Hamilton, Snider &
                                    Odom, L.L.C.

     24                             Power of attorney, filed as Exhibit 24
                                    to the registrant's Registration
                                    Statement on Form S-4, Registration
                                    No. 333-39283, and incorporated
                                    herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration

Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montgomery, Alabama, on the 9th day of March,

1999.
                                     THE COLONIAL BANCGROUP, INC.



                                     BY: /s/ Robert E. Lowder
                                        ---------------------------------------
                                         Its Chairman of the Board of Directors
                                         and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this

Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                    TITLE                            DATE

/s/ Robert E. Lowder          Chairman of the Board            **
---------------------------   of Directors, and Chief
Robert E. Lowder



                              Executive Officer


/s/ W. Flake Oakley, IV       Chief Financial Officer,         **
---------------------------   Treasurer and Secretary
W. Flake Oakley, IV



   *                          Director                         **
---------------------------
Lewis Beville



   *                          Director                         **
---------------------------
William Britton


   *                          Director                         **
---------------------------
Jerry J. Chesser


   *                          Director                         **
---------------------------
Augustus K. Clements, III


   *                          Director                         **
---------------------------
Robert Craft


   *                          Director                         **
---------------------------
Patrick F. Dye


                              Director
---------------------------
James L. Hewitt


   *                          Director                         **
---------------------------
Clinton O. Holdbrooks


   *                          Director                         **
---------------------------
Harold D. King


   *                          Director                         **
---------------------------
John Ed Mathison


   *                          Director                         **
---------------------------
Milton McGregor


   *                          Director                         **
---------------------------
John C. H. Miller, Jr.


   *                          Director                         **
---------------------------
Joe D. Mussafer


   *                          Director                         **
---------------------------
William E. Powell, III


   *                          Director                         **
---------------------------
Jack H. Rainer


   *                          Director                         **
---------------------------
Jimmy Rane


   *                          Director                         **
---------------------------
Frances E. Roper


   *                          Director                         **
---------------------------
Simuel Sippial


   *                          Director                         **
---------------------------
Ed V. Welch

* The undersigned, acting pursuant to a power of attorney, has signed this registration statement on form S-8 for and on behalf of the persons indicated above as such persons true and lawful, attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.


/s/  W. Flake Oakley, IV
------------------------
W. Flake Oakley, IV
Attorney-in-Fact

**Date: March 9, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933



                          THE COLONIAL BANCGROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 EXHIBIT INDEX



EXHIBIT                                                                   PAGE


     Exhibit No.                     Description


      5.1                Opinion of Miller, Hamilton, Snider &
                         Odom, L.L.C. as to certain issues
                         regarding the securities being
                         registered.

     10.1 Nonqualified Stock Option Agreement by and between the Registrant and Richard Garner, dated February 13, 1998.

     10.2 Nonqualified Stock Option Agreement by and between the Registrant and Joel
                         Whittenhall, dated February 12, 1998.

     23.1                Consent of PricewaterhouseCoopers LLP

     23.2                Consent of Miller, Hamilton, Snider &
                         Odom, L.L.C.

     24                  Power of attorney, filed as Exhibit 24
                         to the registrant's Registration
                         Statement on Form S-4, Registration
                         No. 333-39283, and incorporated
                         herein by reference.